REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Shannxi Longmen Iron & Steel Co. Ltd.

We have audited the accompanying consolidated balance sheets of Shannxi Longmen Iron & Steel Co. Ltd. (Contributed Relevant Net Assets of Shaanxi Longmen Iron and Steel (Group) Co., Ltd.) as of December 31, 2006 and 2005, and the related consolidated statements of income and other comprehensive income, shareholders’ equity, and cash flows for each year in the three-year period ended December 31, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shannxi Longmen Iron & Steel Co. Ltd. (Contributed Relevant Net Assets of Shaanxi Longmen Iron and Steel (Group) Co., Ltd.) as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/  Moore Stephens Wurth Frazer and Torbet, LLP.
Walnut, California
August 29, 2007

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
CURRENT ASSETS:
Cash	$17,073,670	$13,159,590
Restricted cash	48,019,759	34,984,390
Accounts receivable, net of allowance for doubtful accounts of $2,726,273
and $1,465,086 as of December 31, 2006 and 2005, respectively	15,524,360	14,268,720
Accounts receivable - related parties	19,919,339	14,439,518
Notes receivable	10,588,024	4,813,362
Other receivables	6,387,504	7,388,950
Other receivables - related parties	35,093,802	7,241,114
Inventories	39,291,073	64,673,156
Advances on inventory purchases	25,076,534	17,184,733
Advances on inventory purchases - related parties	573,134	3,967,981
Total current assets	217,547,199	182,121,514

PLANT AND EQUIPMENT, net	216,009,546	214,986,312

OTHER ASSETS:
Intangible assets - land use right, net of accumulated amortization	15,522,625	15,319,209

Total assets	$449,079,370	$412,427,035

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$69,491,411	$94,908,133
Accounts payable - Related Parties	17,409,273	9,875,824
Short term loans	79,779,395	63,063,114
Short term notes payable	75,355,960	62,905,200
Other payables	27,936,949	22,615,784
Other payable - related party	4,718,170	9,418,665
Accrued liabilities	3,297,123	2,783,841
Customer deposits	76,652,971	54,390,780
Customer deposits - related parties	4,721,554	-
Dividends payable	2,164,320	2,294,288
Taxes payable	38,487,040	28,849,571
Total current liabilities	400,014,166	351,105,200

LONG TERM LIABILITIES:
Long term loans	3,340,836	29,031,451
Other long term payables	3,685,875	5,773,840
	7,026,711	34,805,291

Total liabilities	407,040,877	385,910,491

MINORITY INTEREST	-	-

SHAREHOLDERS' EQUITY:
Paid-in-capital	23,208,258	22,273,984
Statutory reserves	3,569,206	4,110,413
Retained earnings	13,199,360	(678,995)
Accumulated other comprehensive income	2,061,669	811,142
Total shareholders' equity	42,038,493	26,516,544

Total liabilities and shareholders' equity	$449,079,370	$412,427,035

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004

REVENUES	$704,628,263	$575,222,923	$405,602,226

COST OF SALES	664,121,820	553,149,388	380,467,373

GROSS PROFIT	40,506,443	22,073,535	25,134,853

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	16,796,067	13,942,755	10,763,356

INCOME FROM OPERATIONS	23,710,376	8,130,780	14,371,497

OTHER EXPENSE, NET	(5,606,766)	(5,363,556)	(8,027,884)

INCOME BEFORE PROVISION FOR INCOME TAXES
AND MINORITY INTEREST	18,103,610	2,767,224	6,343,613

PROVISION FOR INCOME TAXES	1,689,558	746,285	907,538

NET INCOME BEFORE MINORITY INTEREST	16,414,052	2,020,939	5,436,075

LESS MINORITY INTEREST	-	-	226,666

NET INCOME	16,414,052	2,020,939	5,209,409

FOREIGN CURRENCY TRANSLATION GAIN	1,250,527	811,142	-

OTHER COMPREHENSIVE INCOME	$17,664,579	$2,832,081	$5,209,409

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

		Retained Earnings			Accumulated other
	Paid-in	Statutory		Contribution	comprehensive
	capital	reserves	Unrestricted	receivable	income	Totals

BALANCE, January 1, 2004	$15,651,959	$(650,613)	$1,911,513	$(240,977)	$-	$16,671,882
						-
Increase in paid in capital	5,204,280					5,204,280
Net income			5,209,409			5,209,409
Contribution received				240,977		240,977
Dividends			(1,881,323)			(1,881,323)
Adjustment to statutory reserve		1,718,319	(1,718,319)			-

BALANCE, December 31, 2004	$20,856,239	$1,067,706	$3,521,280	$-	$-	$25,445,225

Increase in paid in capital	1,417,745					1,417,745
Net income			2,020,939			2,020,939
Dividends			(3,178,507)			(3,178,507)
Adjustment to statutory reserve		3,042,707	(3,042,707)			-
Translation gain					811,142	811,142

BALANCE, December 31, 2005	$22,273,984	$4,110,413	$(678,995)	$-	$811,142	$26,516,544

Increase in paid in capital	934,274					934,274
Net income			16,414,052			16,414,052
Dividends			(3,076,904)			(3,076,904)
Adjustment to statutory reserve		1,309,983	(1,309,983)			-
Adjustments for reorganization		(1,851,190)	1,851,190			-
Translation gain					1,250,527	1,250,527

BALANCE, December 31, 2006	$23,208,258	$3,569,206	$13,199,360	$-	$2,061,669	$42,038,493

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,414,052	$2,020,939	$5,209,409
Adjustments to reconcile net income to cash
provided by operating activities:
Minority Interest	-	-	226,666
Depreciation	11,414,356	6,389,373	5,598,232
Amortization	359,216	353,864	394,194
Loss on disposal of equipment	1,130,484	(87,236)	219,860
Allowance for bad debt	1,186,708	153,744	383,364
(Increase) decrease in assets:
Accounts receivable	(1,943,208)	(4,294,745)	4,148,488
Accounts receivable - related parties	(4,888,356)	(9,900,378)	(3,025,192)
Notes receivable	(5,496,507)	(1,691,564)	(434,525)
Other receivables	1,226,038	(1,550,554)	46,205
Other receivables - related parties	(27,041,063)	3,142,449	(2,152,517)
Inventories	27,006,978	(19,585,213)	(22,333,629)
Advances on inventory purchases - related parties	3,456,845	(956,042)	(2,925,483)
Advances on inventory purchases	(7,159,780)	9,650,007	5,903,210
Increase (decrease) in liabilities:
Accounts payable	(28,043,985)	36,609,741	7,894,076
Accounts payable - related parties	7,051,260	4,448,244	5,223,363
Other payables	4,461,698	6,219,094	7,368,139
Other payable - related party	(4,916,540)	(14,441,614)	18,776,248
Accrued liabilities	410,395	1,148,904	(2,170,041)
Customer deposits	20,001,012	19,551,243	9,550,841
Customer deposits - related parties	4,624,692	-	-
Taxes payable	8,482,641	11,797,066	3,378,405
Net cash provided by operating activities	27,736,936	48,977,322	41,279,313

CASH FLOWS FROM INVESTING ACTIVITIES:
Restriced cash	(11,607,305)	335,594	(3,236,825)
Additions to land use rights	(50,228)	(73,332)	(9,559)
Additions to equipment	(2,079,761)	(6,379,213)	(17,028,012)
Additions to construction in progress	(13,067,659)	(45,307,123)	(30,880,680)
Cash proceeds from sale of equipment	8,732,747	6,138,228	980,176
Acquisition of minority interests	-	(458,447)	-
Net cash used in investing activities	(18,072,206)	(45,744,293)	(50,174,900)

CASH FLOWS FINANCING ACTIVITIES:
Proceeds from short term loans	51,676,138	31,310,496	26,976,224
Payment on short term loans	(37,394,977)	(25,503,635)	(26,975,183)
Change in notes payable	10,108,385	4,827,690	(1,089,000)
Payment on long term loans	(26,126,727)	(8,191,012)	3,630,000
Payments on other long term payables	(2,236,684)	(20,540)	(5,323,303)
Proceeds from other long term payables	-	-	1,235,387
Cash contribution received	-	-	240,977
Increase in paid in capital	934,274	1,417,745	5,204,280
Dividend paid in cash	(3,220,948)	(2,902,373)	(1,813,814)
Net cash (used in ) provided by financing activities	(6,260,539)	938,371	2,085,568

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	509,889	306,451	-

INCREASE (DECREASE) IN CASH	3,914,080	4,477,851	(6,810,019)

CASH, beginning of year	13,159,590	8,681,739	15,491,758

CASH, end of year	$17,073,670	$13,159,590	$8,681,739

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 1 - Background

On June 15, 2007, Shaanxi Longmen Iron and Steel (Group) Co., Ltd. and subsidiaries (referred to as Longmen Group) entered into an agreement with General Steel Holdings, Inc. (referred to as General Steel) to form a new joint venture company, Shaanxi Longmen Iron and Steel Co., Ltd. (referred to as the Company). The Agreement states that General Steel will contribute, through its subsidiaries, RMB300 million ($39 million) in cash for 60% of ownership. Longmen Group will contribute net assets in the form of land, existing equipment, inventories and other assets (referred to as Contributed Relevant Net Assets) in the amount of RMB200 million ($26 million) for 40% of the joint venture. The Company produces and sells reinforced bars, round bars and pig iron.

Longmen Group is located in Hancheng city, Shaanxi province, the People’s Republic of China (PRC). Prior to the merger, Longmen Group had a registered capital of approximately $41 million and was a Chinese registered limited liability company with a legal structure similar to a limited liability company organized under state laws in the United States of America. Longmen Group had 11 subsidiaries and five branches. Longmen Group is the largest integrated steel producer in Shaanxi Province, China that uses iron ore and coke as primary raw materials for steel production.

As determined by the Agreement, Longmen Group contributed two subsidiaries and net assets of various operating branches, referred to as the “Contributed Relevant Net Assets” which include land, equipment, inventories, and assets and liabilities of the following subsidiaries and branches:

Business Description
Subsidiaries:
Shaanxi Yuxin Commercial Trading Co., Ltd.	Trading steel products
Shaanxi Yuteng Commercial Trading Co., Ltd.	Trading steel products

Branches:
Head Office of Long Men Iron and Steel (Group)
Co., Ltd.	Producing pig and steel billets
Shaanxi Long Men Iron and Steel (Group) Co., Ltd.
Xi’an Rolling Mill	Processing rebars and round bars
Shaanxi Long Men Iron and Steel (Group) Co., Ltd.
Hancheng Yulong Hotel	Hotel accommodations
Shaanxi Long Men Iron and Steel (Group) Co., Ltd.
Changlong Transportation Co., Ltd.	Freight transportation
Shaanxi Long Steel Group Corporation Mulonggou
Mining	Iron ore mining

After the joint venture, Longmen Group has continued producing steel through its remaining nine subsidiaries.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 2 - Summary of significant accounting policies

Basis of presentation

The accompanying audited consolidated financial statements have been presented on a carve-out basis under SAB Topic 1B1. The consolidated financial statements are prepared for the 8K filing on the newly formed joint venture, which include only the financial statements and operation of the Contributed Relevant Net Assets of Longmen Group. Management believes the financial statements including all Longmen Group subsidiaries will be misleading and uninformative and therefore are excluded from the accompanying consolidated financial statements.

All significant inter-company transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. For example, among other things, the Company estimates its potential losses on uncollectible receivable and estimates the salvage value of plant and equipment. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China. Total cash (including restricted cash balances) in these banks at December 31, 2006 and 2005 amounted to $65,093,429 and $48,143,980, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Restricted cash

The Company through its bank agreements is required to keep certain amounts on deposit that are subject to withdrawal restrictions and these amounts are $48,019,759 and $34,984,390 as of December 31, 2006 and 2005, respectively.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Inventories

Inventories are stated at the lower of cost or market using weighted average method. Inventories consisted of the following:

	December 31,	December 31,
	2006	2005
Supplies	$867,723	$759,688
Raw materials	22,385,225	41,090,342
Work in process	200,726	2,554,780
Finished goods	15,837,399	20,268,346
Totals	$39,291,073	$64,673,156

Inventories consist of supplies, raw materials, work in process and finished goods. Raw materials consist primarily of iron ore and coke. Work in process primarily consists of pig iron and other semi-finished products. The cost of finished goods includes direct costs of raw materials as well as direct labor used in production. Indirect production costs such as utilities and indirect labor related to production such as assembling, shipping and handling costs are also included in the cost of inventory. The Company reviews its inventory periodically for possible obsolete goods and to determine if any reserves are necessary for potential obsolescence. As of December 31, 2006 and 2005, no reserves were deemed necessary.

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 3% residual value. The depreciation expense for years ended December 31, 2006, 2005 and 2004 amounted to $11,414,356, $6,389,373 and $5,598,232, respectively.

Estimated useful lives of the assets are as follows:

Estimated Useful Life
Buildings	10-40 years
Machinery and equipment	8-30 years
Other equipment	5-8 years
Transportation equipment	5-15 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to buildings and equipment are capitalized.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Plant and equipment consist of the following at:

	December 31,	December 31,
	2006	2005
Buildings and improvements	$65,267,679	$59,506,734
Machinery	148,171,929	139,708,395
Transportation equipment	4,359,717	3,181,388
Other equipment	2,941,767	3,598,903
Construction in process	38,764,388	41,688,222
Totals	259,505,480	247,683,642
Less accumulated depreciation	43,495,934	32,697,330
Totals	$216,009,546	$214,986,312

Long-term assets of the Company are reviewed annually or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2006, the Company expects these assets to be fully recoverable.

As of December 31, 2006 and 2005, $71 million and $85 million, respectively, of the equipment and buildings were pledged as collateral to loans from banks and other companies as disclosed in Note 8.

Land use rights

All land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. Land use rights are being amortized using the straight-line method over the use term of 40 to 50 years.

Land use rights are listed as follows:

	December 31,	December 31,
	2006	2005
Land use rights	$17,326,188	$16,745,430
Accumulated amortization	(1,803,563)	(1,426,221)
Totals	$15,522,625	$15,319,209

Intangible assets of the Company are reviewed periodically to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2006, the Company expects these assets to be fully recoverable.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Total amortization expense for the years ended 2006, 2005 and 2004, amounted to $359,216 and $353,864 and $ 394,194, respectively.

Revenue recognition

For the sales of steel products, the Company recognizes revenue when goods are delivered, title has passed and collectibility is reasonably assured. The sales arrangements do not grant customers return rights; however, the Company may replace damaged goods to maintain relations with its customers. The Company did not accept any returns during the past three years. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% or 13% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Shipping and handling costs related to goods sold are included in selling, general and administrative costs which totaled $2,626,996, $2,666,666, and $1,285,589 for the years ended December 31, 2006, 2005, and 2004, respectively.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses local currency, Renminbi (RMB), as functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments amounted to $2,061,669 and $811,142 as of December 31, 2006 and 2005, respectively. Asset and liability amounts at December 31, 2006, 2005 and 2004 were translated at 7.80 RMB to $1.00 USD and 8.06 RMB to $1.00 USD and 8.26 RMB to $1.00 USD, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for 2006, 2005 and 2004 were 7.96 RMB, 8.18 RMB and 8.26 RMB, respectively. Cash flows are also translated at average exchange rates for the period, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Income taxes

The Company adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. There are no deferred tax amounts at December 31, 2006, 2005, and 2004.

Recently issued accounting pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements of FIN 48 are effective for our fiscal year beginning January 1, 2007. The adoption of this interpretation is not expected to have a material effect on the Company’s financial position or results of operations.

Note 3 - Supplemental disclosure of cash flow information

Interest paid amounted to $2,030,907, $2,823,078, and $4,977,185, for 2006, 2005 and 2004, respectively.

Income tax paid amounted to $250,349, $320,500, and $716,834 for 2006, 2005 and 2004, respectively.

Note 4 - Accounts receivable and allowance for doubtful accounts

The Company conducts its business operations in the People’s Republic of China. Accounts receivable include trade accounts due from the customers. Management believes that the trade accounts are fully collectible as these amounts are being collected throughout the year. Also, management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. The allowance for doubtful accounts as of December 31, 2006 and 2005 amounted to $2,726,273 and $1,465,086, respectively. The rollforward of the allowance for doubtful accounts is as follows:

Allowance for	Beginning			Exchange	Ending
doubtful account	balance	Additions	Deductions	rate effect	balance
Year ended December 31, 2006	$1,465,086	$1,186,708	$-	$74,479	$2,726,273
Year ended December 31, 2005	$1,405,612	$153,744	$(129,473)	$35,203	$1,465,086

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 5 - Notes receivable

Notes receivable represents trade accounts receivable due from various customers where the customers’ bank has guaranteed the payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company has the ability to submit their request for payment to the customer’s bank earlier than the scheduled payment date. However, the Company will incur an interest charge and a processing fee when they submit the payment request early. The Company had $10,588,024 and $4,813,362 outstanding as of December 31, 2006 and 2005, respectively.

Note 6 - Advances on inventory purchases

Advances on inventory purchases are monies deposited or advanced to outside vendors or related parties on future inventory purchases. Due to the high shortage of steel in China, most of the Company’s vendors require a certain amount of money to be deposited with them as a guarantee that the Company will receive their purchases on a timely basis.

This amount is refundable and bears no interest. The Company has a legal binding contract with their vendors for the guarantee deposit, which is to be returned to the Company at the end of the contract. The inventory is normally delivered within one month after the monies have been advanced. The total outstanding amount on advances on inventory purchases including related party advances was $25,649,668 and $21,152,714 as of December 31, 2006 and 2005, respectively. These amounts are reported on the consolidated balance sheet separated between advances to third parties and advances to related parties.

Note 7 - Related party transactions

Related parties are companies with certain common owners as Longmen Group. Transactions with these related parties are short term in nature and will be settled in cash.

Accounts receivable-related parties

Related party accounts receivable represent outstanding balance for goods sold to companies with certain common owners as Longmen Group. For the years ended December 31, 2006, 2005, and 2004, total sales to related parties were $44,446,029, $47,958,753, and $15,359,272, respectively.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

As of December 31, 2006 and 2005, total accounts receivable due from related parties consisted the following:
Related Party	2006	2005
Long Men Environmental Protection Co.	$15,856	$403,367
TongXing Metallurgical Co	-	168,949
Hua Long Durable Materials co	-	3,814
Xing Long Thermoelectric Co	-	9,592
Hai Long Tong Co.	1,467	990
BaoJi Rolling	14,255,320	13,852,807
DaXiGou Mining Co	313,188	-
Long Steel Group Xi'an Sales Co	979,077	-
Jun Long Rolling Co.	4,354,431	-
Total	$19,919,339	$14,439,518

Other receivables-related parties

Other receivables from related parties represent outstanding balance for payments made by the Company on behalf of and/or short term non interest bearing loans made to other companies with certain common owners as Longmen Group. As of December 31, 2006 and 2005, total other receivables due from related parties consisted the following:

Related Party	2006	2005
DaXiGou Mining Co.,	$19,734,190	$-
Environmental Protection Co	-	1,298,518
Long Steel General Service Co	5,512,391	1,499,597
Baoji HongGuang Steel Co	8,684,068	3,761,041
Hua Shan Metallurgical Equipment Co.	1,163,153	681,958
	$35,093,802	$7,241,114

Advances on inventory purchases-related parties

As of December 31, 2006 and 2005, advances on inventory purchases to related parties consisted the following:

Related Party	2006	2005
Bejing Huatian YuLong Steel Trading Co., Ltd.	$573,134	$3,906,000
Long Men Steel Imp.& Exp Co	-	61,981
Total	$573,134	$3,967,981

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Accounts payable-related parties

Related party accounts payable represent outstanding balance for goods purchased from companies with common owners as Longmen Group. For the years ended December 31, 2006, 2005,and 2004, total purchases from related parties were $103,799,778, $64,257,224, and $10,764,448, respectively. As of December 31, 2006 and 2005, total accounts payable due to related parties consisted the following:

Related Party	2006	2005
Long Steel Group Environment Protection Co	$1,103,943	$3,282,749
Long Steel Group Hua Long Durable Materials Co	2,526,621	4,298,286
Hua Shan Metallurgical Equipment Co	488,067	67,012
Long Steel General Service Co	60,214	23,589
Swallow Coking Co	4,787,167	1,768,068
Long Men Steel Imp.&Exp Co	6,652,695	-
Xi'a Heping Steel material Co	1,790,566	436,120
Total	$17,409,273	$9,875,824

Other payable -related parties

Other payables-related parties represent outstanding balance for payments made by or short term non interesting bearing loans from other companies with common owners as Longmen Group. As of December 31, 2006 and 2005, total other payables due to related parties consisted the following:
Related Party	2006	2005
HanCheng Car Group	$4,718,170	$4,397,739
Long Steel Group Xi'an Co	-	697,008
Swallow Coking co	-	1,985,929
Baoji Rolling Co	-	8,041
Long Steel General Service Co	-	2,329,948
Total	$4,718,170	$9,418,665

Customer deposits-related parties

The Company had a customer deposit balance in amount of $4,721,554 from Swallow Coking Co., which is owned by some of the Company’s shareholders at December 31, 2006.

Note 8 - Debt

Short term loans

Short term loans represent amounts due to various banks and other unrelated companies and individuals which are normally due within one year. These loans can be renewed. The annual interest rate for these loans ranges between 6% and 11% with an average rate of approximately 7%. As of December 31, 2006 and 2005, the short term loans consisted the following:

Creditor	Secured by	2006	2005
Banks	Third parties	$15,550,660	$12,834,496
Banks	Equipment and properties	36,049,840	18,476,000
Other companies and individuals	Equipment and properties	28,178,895	31,752,618
Total		$79,779,395	$63,063,114

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Short term notes payable

Short-term notes payable are non interest bearing lines of credit extended by the banks. When purchasing raw materials, the Company often issues a short term note payable to the vendor. These short term notes payable are guaranteed by the bank for the complete face value and usually mature in six months. The banks usually require the Company to deposit a certain amount of cash at the bank as a guarantee deposit which is classified on the balance sheet as restricted cash.

The Company has short term notes payable outstanding of $75,355,960 and $62,905,200 as of December 31, 2006 and 2005, respectively.

Long term loans and payables

Long term loans and payables represent amounts due to various banks with a repayment term greater than one year. The annual interest rate for these loans ranges between 4% and 6.6% with an average rate of approximately 6%. As of December 31, 2006 and 2005, the outstanding long term loans and payables were $7,026,711 and $34,805,291, respectively. These loans and payables were secured by the Company’s equipment and properties.

Total interest incurred for 2006, 2005 and 2004 on all debts amounted to $2,156,048, $2,938,473, and $5,088,409, respectively, net of interest capitalized into construction in progress of $1,837,692, $2,748,548, and $2,078,982, respectively for the years ended December 31, 2006, 2005, and 2004.

Note 9 - Taxes

Corporation Income Taxes

Under the Income Tax Laws of PRC, the Company’s subsidiaries, Yuxin and Yuteng, are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments. The Company is located in the mid-west region of China. The Head Office of the Company, Yulong Hotel, and Changlong Transportation qualify for the Go-West tax rebate of 15% tax rate promulgated by the government. Xi’an Rolling Mill and Mulonggou Mining are generally subject to an income tax at an effective rate of 33% on income reported in the statutory financial statements after appropriate tax adjustments.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs.

The provision for income taxes for 2006, 2005 and 2004 consisted of the following:

	2006	2005	2004
Provision for Income Tax	$1,689,558	$746,285	$907,538

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended 2006, 2005 and 2004:

	2006	2005	2004
The Head Office, Yulong Hotel, and Changlong Transportation

U.S. Statutory rates	34.0%	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)	(34.0)
China income taxes	33.0	33.0	33.0
China income tax exemption	(18.0)	(18.0)	(18.0)
Total provision for income taxes	15.0%	15.0%	15.0%

Xi'an Rolling Mill, Mulonggou Mining, Yuxin, and Yuteng

U.S. Statutory rates	34.0%	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)	(34.0)
China income taxes	33.0	33.0	33.0
China income tax exemption	-	-	-
Total provision for income taxes	33.0%	33.0%	33.0%

Value Added Tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished product.

VAT on sales and VAT on purchases amounted to $178,256,714 and $148,589,068, respectively for 2006 and $156,330,451 and $136,627,509, respectively for 2005 and $117,880,210 and $109,935,115, respectively for 2004. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Taxes Payable

Taxes payable consisted of the following:

	December 31,	December 31,
	2006	2005
VAT taxes payable	$31,905,504	$24,808,638
Income taxes payable	2,777,971	1,081,403
Misc taxes	3,803,565	2,959,530
Total	$38,487,040	$28,849,571

Note 10 - Customer deposits

Customer deposits represent amounts advanced by customers on product orders. The product normally is shipped within six months after receipt of the advance payment and the related sale is recognized in accordance with the Company’s revenue recognition policy. As of December 31, 2006 and 2005, customer deposits including related party deposits amounted to $81,374,525 and $54,390,780, respectively. These amounts are reported on the consolidated balance sheet separated between deposits from third parties and deposits from related parties.

Note 11 - Major customers and suppliers

Longmen Group has five major customers which represent approximately 21%, 31% and 24% of the Company’s total sales for the years ended December 31, 2006, 2005 and 2004, respectively. Five customers accounted for 6% and 8% of total accounts receivable as of December 31, 2006 and 2005, respectively.

For the years ended December 31, 2006, 2005 and 2004, Longmen Group purchased approximately 36%, 20% and 16%, respectively, of their raw materials from five major suppliers.

Note 12 - Other expenses and income, net

Other income and expense for 2006, 2005 and 2004 consist of the following:

	December 31,	December 31,	December 31,
	2006	2005	2004
Finance/interest expense	$(4,332,870)	$(5,391,435)	$(7,424,442)
Interest income	753	-	-
Other non operating income	129,460	365,698	-
Other non operating expense	(1,404,109)	(337,819)	(603,442)
Total other expense	$(5,606,766)	$(5,363,556)	$(8,027,884)

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 13 - Shareholders’ equity

The Company’s registered capital is RMB 340 million ($41 million). Since March 28, 2002, the company’s ownership structure has been changed several times. As of December 31, 2004, the Company’s ownership structure is listed as follows:

Shareholders Name	Amount (in RMB)	Ownership %
Shaanxi State-owned Assets Supervisory and
Administrative Committee	91,180,000.00	26.82%
Workers Union	155,880,000.00	45.85%
Han Cheng Tong Xing Metallurgy Co., Ltd.	12,950,000.00	3.81%
Xi'an Ping He Steel Materials Co., Ltd.	40,000,000.00	11.76%
Shaanxi Hai Yan Coking Co., Ltd.	40,000,000.00	11.76%
Totals	340,010,000.00	100.00%

As of December 31, 2006 and 2005, the Company’s ownership structure is listed as follows:

Shareholders Name	Amount (in RMB)	Ownership %
Shaanxi State-owned Assets Supervisory and
Administrative Committee	91,180,000.00	26.82%
Han Cheng Tong Xing Metallurgy Co., Ltd.	12,950,000.00	3.80%
Xi'an Ping He Steel Materials Co., Ltd.	50,000,000.00	14.71%
Shaanxi Hai Yan Coking Co., Ltd.	50,000,000.00	14.71%
Shaanxi International Trust Investment Co.,
Ltd.	84,880,000.00	24.96%
Western Region Trust Investment Co., Ltd.	51,000,000.00	15.00%
Totals	340,010,000.00	100.00%

Paid-in capital was increase by the amount of $934,274, $1,417,745 and $5,204,280 of contributions from the owners for development and investments for the years of 2006, 2005 and 2004, respectively.

Dividends in the amount of $3,076,904, $3,178,507 and $1,881,323 were declared in 2006, 2005, and 2004, respectively.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Changlong Transportation Co., Ltd. used to be an independently operated subsidiary of Shaanxi Long Men Iron and Steel (Group) Co., Ltd. and it became part of the parent company in 2006. After the restructure, its statutory reserve in the amount of $1,851,190 was merged into the parent company's retained earnings.

Note 14 - Retirement plan

Regulations in the People’s Republic of China require the Company to contribute to a defined contribution retirement plan for all employees. The Company employees are entitled to a retirement pension amount calculated based upon their salary at their date of retirement and their length of service in accordance with a government managed pension plan. The PRC government is responsible for the pension liability to the retired staff. The Company is required to contribute 20% of the employees’ monthly salary. Employees are required to contribute 7% of their salary to the plan. Total pension expense incurred by the Company amounted to $1,432,897, $759,171, and $726,302 for 2006, 2005 and 2004, respectively.

Note 15 - Statutory reserves

The laws and regulations of the People’s Republic of China require that before an enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include surplus reserve fund and the commonweal reserve fund and these statutory reserves represent restricted retained earnings.

Surplus reserve fund

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Commonwealth reserve fund

Prior to year 2006, the Company transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations. According to the new rules from the Chinese government, there is no need to reserve commonwealth fund since 2006.

The Company transferred $3,569,206, $4,110,413, and $1,067,706 to these reserve funds as of December 31, 2006, 2005, and 2004, respectively.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 16 - Commitments and contingencies

Guarantees of debts

The Company has guaranteed $9.0 million of short term related party debts and $11.0 million of short term unrelated party debts. The Company would be obligated to perform under the guarantee if these parties failed to pay principal and interest payments to the lender when due. Including accrued interest, the maximum potential amount of future (undiscounted) payments under the guarantee would be $21.3 million. The Company did not recognize guarantee liability since some of these parties also guaranteed the Company’s loans from banks and the likeliness of the Company’s guarantee liability is remote. As of December 31, 2006, the parties under the guarantee are current with their debt payments.

Note 17- Wei Jian Fei

According to Chinese GAAP, Wei Jian Fei (Maintenance of Simple Production) has been accrued every year for Mulonggou Mining. The depreciation expenses have also been taken for the same time period. Based on U.S. GAAP, this fee in the amount of $2,072,674, $1,407,740, and $302,500 for the years of 2006, 2005 and 2004, respectively, is reversed to avoid double counting of the depreciation.

Note 18 - Subsequent Events

On June 15, 2007, General Steel Holdings, Inc. ("General Steel"), entered into a certain Joint Venture Agreement (the "Agreement") with Shaanxi Longmen Iron & Steel Group Co., Ltd. to form a new joint venture company, Shaanxi Longmen Iron and Steel Co., Ltd., a limited liability company formed under the laws of the People’s Republic of China. The Joint Venture Company will be located at Longmen County, Han Cheng City, Shaanxi Province, China. The stated purposes of the Joint Venture Company are, among others, to produce and sell "long products" and to improve the product quality and the production capacity and competitiveness by adopting advanced technology in the production of steel products. General Steel will invest in the Joint Venture Company through two of its subsidiaries, Tianjin Daqiuzhuang Metal Sheet Co., Ltd. (DQ), and Tianjin QiuSteel Investment Co., Ltd. (QS).

The Agreement states that the total investment in the Joint Venture Company will be US$65,780,000. The Agreement sets outs the initial contributions of each party to the Agreement to the Joint Venture Company. Longmen Group will contribute net assets in the form of land, existing equipment and materials and others in the amount of RMB200,000,000 for 40% of the Joint Venture Company. DQ and QS will each contribute RMB160,000,000 and RMB 140,000,000 in cash, each holding 32% and 28% respectively of the Joint Venture Company and 60% collectively.